UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2013

Respect Your Universe, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-166171	20-0641026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

817 North Russell Street Portland, Oregon	97227
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (888) 445-6183

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 27, 2013, we agreed to appoint Mr. James R. Nowodworski as our Chief Financial Officer, effective July 23, 2013. Mr. Nowodworski, 54, has served as Chief Financial Officer at Depaul Insustries since June 2011. Prior to this, Mr. Nowodworski was Chief Financial Officer of Lucy Activewear, Inc. from July 2006 to August 2010, a company that was acquired by VF Corporation. Mr. Nowodworski supported Lucy’s growth from 28 locations to 75 locations with over 700 employees in approximately 20 states.  Mr. Nowodworski is a Certified Public Accountant and holds a Bachelors of Science in Business Administration from Portland State University in 1982.

On June 21, 2013, Aaron Loreth resigned as our chief financial officer.

Family Relationships

There are no family relationships among our directors or officers.

Certain Related Transactions and Relationships

Since our the beginning of our fiscal year ended December 31, 2012, we have not been a party to any transaction, proposed transaction, or series of transactions in which Mr. Nowodworski or any member of the immediate family of Mr. Nowodworski has had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Respect Your Universe, Inc.

Dated:	June 27, 2013

By:	/s/ Craig Brod
Craig Brod
Chief Executive Officer